Exhibit 10.10

wynit

We Distribute

Oct 27, 2011

Bright Mountain LLC.

6400 Congress Ave, Ste 2250

Boca Raton, FL 33487

USA

Dear Finance Department:

We wish to take this opportunity to thank you for opening an account with WYNIT Distribution, LLC and are pleased to welcome you as a valued customer. Your WYNIT account number is 431544 which enables you to purchase products from us under PREPAY terms. We have completed our initial credit evaluation and, based on the information made available to us, are unable to extend open account terms to your company at this time (either due to: Your request for PREPAY terms; Insufficient credit references, and/or; Poor payment history detailed by credit reporting agencies or references).

Your account dedicated WYNIT sales and service team will keep you advised and informed of all programs and promotions.

Upon your request, we can review your account in 90 days to determine qualification for other terms that may be extended to your business. If you do indeed request such a review, you may need to provide additional information such as: Audited/reviewed financial statements; A copy of your previous year's corporate tax return, and/or; Additional trade references.

If issues arise concerning your account, please contact your Credit Representative April C. Cosentino at 1-800-999-9648 Ext. 2252. You may also fax any requests to 315-703-6911 and your account will be reviewed expeditiously.

Attached, you will find our Standard Terms and Conditions document, and Returns Guidelines. For your convenience, we have also enclosed our WYNIT Distribution, LLC Information Sheet summarizing pertinent contact and account information specific to your business.

Again, we thank you for choosing WYNIT and look forward to a long and mutually beneficial relationship with your company. Comprehensive information on the WYNIT's extensive product offering is available online at www.wynit.com and can also be obtained by contacting your sales representative. We are confident that you will be very satisfied with our line of products and services.

Credit Administrator

WYNIT Distribution, LLC

RETURNS POLICY

Updated 6/10/2009

A Return Authorization number (RA#) must be assigned to all shipments being returned to WYNIT Distribution, LLC. The RA# can be obtained by contacting your WYNIT Distribution, LLC Customer Service Representative. Each RA# can only be used one time for one shipment. RA#'s are canceled if not used within 30 days.

The RA# must be prominently displayed on the shipping label. If the RA# is not visible, the shipment may be refused. DO NOT place shipping labels or write the RA# on the outside of the manufacturer's boxes. Over-box all returns in appropriate shipping cartons.

Damaged Returns/ Shortages

WYNIT must be notified of damaged or short shipped items within 24 hours of receipt of shipment.

WYNIT will send our shipper to your facility to inspect and pick-up damaged item.

Defective Returns

Freight on defective returns is the responsibility of the customer. Returns are for replacement only. Replacement orders will be sent out FOB Destination (WYNIT pays the freight).

The following items may NOT be returned to WYNIT:

• Items from orders that are over 90 days old.

• Discontinued items

• Items from discontinued vendors

• Special Order items and Consumables

• Items not purchased from WYNIT Distribution, LLC

• Items missing the original packaging.

• Items which have undergone revisions w/out being assigned a new part# by the manufacturer.

• Open Software

• Items from the following manufacturers require returns to be handled through their Returns Dept.:

ALLSAFE, AXIS, CANON WIDE FORMAT PRINTERS AND SUPPLIES, COBRA, CONTOUR, DATACARD, DRAPER SCREENS, ACCUSREEENS (a subdivision of Draper), ELMO, EXACQ, FARGO, HEWLETT PACKARD PRINTERS, HI-TOUCH IMAGING, HITACHI, I-GO, IOMEGA PROFESSIONAL, I-RIVER (specified items), NAVIGON, NIKON (specified items), PATERSON PHOTOGRAPHIC, PANASONIC, PHAROS, PEXAGON, PIONEER, PLASTAG/PREMIER CARD SOLUTIONS, PRIMERA, SAMSUNG, SILEX, SHINKO or KANEMATSU USA, SONY SECURITY, TOMTOM (specified items), WACOM CINTIQ'S, ZEBRA.

CUSTOMERS MUST CALL THESE MANUFACTURERS DIRECTLY FOR RETURN AUTHORIZATION.

Other manufacturers may have return policies specific to individual products. Please contact your customer service rep for details. WYNIT Distribution, LLC will abide by the manufacturers return policies.

Credit for items returned will be issued at the original purchase price or the current selling price at point of receipt, whichever is lower.

All non-defective returns can be subject to a restocking fee. Restocking fees will be determined at the time an RMA is issued.

RETURNS POLICY (cont'd)

Harman Inkjet Products

Ilford Black and White Products

Paterson Photo Products

Kentmere Photo Products

Ilford Galerie, Omnijet, Color, and Professional Inkjet Products

If you receive an incorrectly shipped item, short-shipped item or an item that contains concealed damage, please contact your WYNIT Customer Service Representative within 24-hours of receipt at (800) GO-WYNIT.

WYNIT will not be held responsible for concealed damage and/or incorrect shipment claims beyond 5 business days of receipt.

Please refuse receipt, from carrier, any packages that have visible damage upon delivery and contact your WYNIT Customer Service Representative immediately.

Should you receive a product which is defective in nature at any time, please report the part number and batch number to your WYNIT Customer Service Representative.

Please note, stock balancing is not available for these products.

INFORMATION SHEET

Bright Mountain LLC.

Account Number; 431544

Setup Date: 10/25/2011

1-800-999-9648 or 315-437-7617

Sales Rep:	Michael E. Zuckerman x3422	Sales Fax:	315-703-6903
Customer Service Rep:	Erin Hewlett x2141 customer Service Fax:	Customer Service Rep:	315-431-0744
Credit Rep:	April C. Cosentino x2252	Credit Fax:	315-703-6911
Returns Address:	WYNIT Distribution, LLC RA#_____________ 4655 E. Shelby Drive Memphis, TN 38118

STANDARD TERMS AND CONDITIONS

Unless WYNIT Distribution, LLC ("WYNIT") otherwise agrees, in writing, the following terms and conditions shall apply to all quotations, agreements, purchase orders and sales of all products purchased from WYNIT. Any other terms and/or conditions different from or in addition to the Terms and Conditions set forth which may appear on a purchase order or any other document furnished to WYNIT by you shall have no effect or force. Any agreement to purchase products through WYNIT shall be exclusively subject to the Terms and Conditions set forth below

1. PRICES AND TERMS. WYNIT shall sell those products listed in its published catalog and website subject to any additions, discounts and discount programs, deletions or changes which may from time to time be made, at the prices in effect on the date of acceptance of your purchase order. All orders are subject to WYNIT acceptance and approval by WYNIT. Purchase orders or other forms prepared and submitted by you may be used to release the products purchased; provided, however, that any and all terms or conditions included in such forms which are different or in addition to the Terms and Conditions outlined herein shall have no force and effect.

2. QUOTATIONS. Unless otherwise stated in writing, all price quotations by WYNIT expire thirty (30) days after the date of issuance.

3. CHANGE ORDERS. Any modification to an existing order that changes an orders product, quantity, shipment location and/or shipment date will be considered a Change Order. Change Orders are accepted up to five (5) business days before the scheduled shipment date unless otherwise specified. You will be responsible for costs incurred by WYNIT when a Change Order is requested. Change Orders that involve a product change or quantity change will be assigned a new shipment date that is consistent with WYNIT's current projected product availability and delivery schedule. Requests involving expedited shipment dates may incur additional charges that you shall be solely responsible for.

4. POINT OF DELIVERY. All shipments are F.O.B. carrier at WYNIT's shipping location. Title to the products (to the extent of sale of the products includes title) and risk of loss and all liability will pass to you upon WYNIT's delivery to the carrier. WYNIT assumes no responsibility for delay, breakage or damage after having made delivery in good order to the carrier. You shall carry out all customs formalities and bear all of the costs and risks that result from there.

5. TRADEMARKS. WYNIT's manufacturers authorize and grant to you the non-exclusive right to use the brand names, trademarks and other indications of manufacturing origin of the products purchased through WYNIT (collectively the "Trademarks') to advertise and promote the sale or the products distributed by WYNIT so long as you are authorized to sell the distribute products. Your use of the Trademarks shall at all times conform to the manufacturer's Trademark Usage Guidelines, which is available to you upon request. You acknowledge and agree that you have no right, title or interest in or to any of the Trademarks, other than as a purchaser and reseller of the products distributed by WYNIT and that all use of the Trademarks is used to the benefit of the manufacturer. You shall make no contrary representation and will not in any way contest the manufacturer's rights to the Trademarks.

6. FORCE MAJEURE. It is WYNIT's objective to meet all of its performance obligations to you, although it may find itself unable or delayed for reason of matters or occurrences beyond its control such as, but not limited to, acts of God, acts by you, manufacturer defects, delays in transportation not within its control, product shortages, strikes or other labor disturbances. WYNIT shall not be held liable for such failure or delay in manufacturer defects or delivery products or services as a result of any such matter or occurrence either wholly or partially beyond its control.

7. PAYMENT. Each invoices shall become payable according to the terms established on the sales order and due by the date stated on the invoice. WYNIT may at its own discretion, ship on C.O.D. or require full or partial payment in advance. In addition, if payment is not made within the said due date, you agree to pay a late fee equal to 1-1/2% per month of the delinquent amount. In addition to any rights or remedies WYNIT may have, WYNIT may, at its discretion, stop all shipments to you in the event that you fail to make payments within the Terms and Conditions outlined. Any such stopped shipments shall be considered to have been cancelled by you. Claims or debits against WYNIT for a particular invoice must be brought forth within six (6) months of the invoice date, otherwise they are void and the invoice is due in full.

8. ACCOUNT REVIEW / DORMANCY. It is at WYNIT's discretion to review accounts to ensure proper credit terms and limits are set. WYNIT maintains the right to request new credit applications with current bank and trade references upon review of an account or if the credit application is beyond one year in age. It is also at WYNIT's discretion to inactivate accounts that have lain dormant for a minimum of one year or longer. A new credit application, resale certificate and/or credit card authorization will be required to re-activate the account and appropriate credit terms and credit limits will be assigned based on current credit history.

9. TAXES; DUTIES. All prices quoted are subject to the addition of any applicable federal, state or local sales and/or use taxes, and the export/import duties and applicable tariffs which shall be paid by you. You agree to pay any such taxes, duties and tariffs and that WYNIT will not be held liable for such costs incurred.

10. COLLECTION EXPENSES. In the event that you shall fail to make payment when due on purchases made with WYNIT, you agree to pay all of the costs of collections, including reasonable attorneys’ fees reasonable attorneys' fees, costs and expenses incurred by WYNIT.

11. JURISDICTION and APPLICABLE LAW. You and WYNIT mutually agree that any claims or other matters arising from or involving any purchase orders for and sales of products and services shall be litigated in the jurisdiction of the of the court of the State of New York for Onondaga County or any Federal district court having jurisdiction therein for the determination of all disputes arising under the Terms and Conditions of this agreement. You and WYNIT each submit to the jurisdiction of such courts; provided, however, that the foregoing shall not preclude either party from taking any provisional measures or pursuing any provisional or other remedies, such as injunctions, attachment or similar proceedings, which may be available to such party under the laws of jurisdiction against the actions or assets of the other party. These Terms and Conditions and the quotations, agreements and purchase orders to which such Terms and Conditions are attached shall be governed by the laws of the State of New York, United States of America, without regards to conflicts of law principles. This purchase order and/or agreement shall not for any purpose or reason be governed by the United Nations Convention on Contracts for the International Sale of Goods.

12. PRODUCT RETURN. Subject to the following and at the sole discretion of WYNIT a return authorization number (RA number) must be assigned to all shipments being returned to WYNIT Distribution, LLC An approved RA number can be obtained by contacting your WYNIT Distribution, LLC Customer Service Representative. Certain manufacturers require some, if not all, items to be returned and handled directly through their Return Departments or they may limit the return timeframe after purchase. Manufacturer return policies are subject to change without notice. A list of these manufacturers can be located on the Returns Policy sent out with your welcome letter; the list is subject to change without notice. You may contact your customer service representative if you have a concern regarding the returns process. Each RA number can only be used one time per shipment. RA numbers are canceled if not used within 30 days. The RA number must be prominently displayed on the shipping label. If the RA number is not visible WYNIT retains the right to refuse shipment. Do not place shipping labels or write the RA number on the outside of the manufacturer's boxes. Re-box all returns in appropriate shipping cartons. WYNIT must be notified of damaged / short shipped items by you within 24 hours of receipt of shipment. WYNIT will send its carrier to your facility to inspect and pick-up damaged item(s). Freight on defective returns is your responsibility. Returns are for replacement only. Replacement orders will be sent out FOB destination and WYNIT will incur the cost. Credit for items returned will be issued at the original purchase price or the current selling price at point of receipt, whoever is lower and will be used toward future purchases. All non-defective returns are subject to a 15% restocking fee.  All WYNIT return authorizations must be received at the following address: WYNIT Distribution, LLC, 4655 E. Shelby Drive, Memphis, TN 38118.

13. CUSTOM ORDERS/PRODUCT RETURNS. You agree that WYNIT will not be held liable for all orders that require configuration or assembly of product to meet customer specifications are non-cancelable and may not be returned to WYNIT. These orders are custom built to meet a specific customer's need and may not be canceled. You are responsible for the full payment of the order once a purchase order has been sent to WYNIT.

14. INDEMNITY. You shall defend, indemnify and hold WYNIT harmless, its successors, assigns, affiliates, agent, contractors, the officers, directors and employees of each of them, from and against all damage, claim, loss judgment or any other liability or expense. Including, but not limited to, reasonable attorney's fees which may as a result in any way arise out of any act or omission in connection with this purchase, resale or use of any products purchased through WYNIT by you or your successors, assigns, affiliates, agents, contractors, the officers, directors gr employees of any. of them: WYNIT serves the right to, without being required to do so and without waiver of any indemnity mentioned herein, to defend any claim, action or lawsuit coming within the scope of this indemnity provision.

15. LIMITATION OF LIABILITY. WYNIT shall not, for any reason nor under circumstances, be held liable to you or any other party for the lost profits diminution of goodwill, or any other indirect, special, punitive, incidental or consequential damages whatsoever with regard to any claims made against it.

16. WARRANTY. All products purchased through WYNIT are warranted through the manufacturer and are the sole responsibility of the manufacturer. You agree that WYNIT will not be held liable for manufacturer defects. For details see the manufacturer warranty information enclosed with the product or contact the manufacturer for warranty information.

Terms and Conditions

General:

By accessing Wynit's web site, you are agreeing to Wynit's terms and conditions as amended by this document.

The terms and conditions expressed shall constitute the exclusive agreement between Wynit, Inc. and the customer, and supersedes any previous offers, understandings, and negotiations.

Any electronic order will be treated like it's traditional paper equivalent. The customer will be responsible for any orders placed through its account.

Product is distributed to customers on a first come, first serve basis. Wynit, Inc. does not guarantee the commitment of product to any order, even if the product is thought to be available.

ALL SALES TRANSACTIONS EXCLUDE THE APPLICATION OF THE 1980 UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS, IF OTHERWISE APPLICABLE.

Acceptance:

Buyer's acceptance of these terms and conditions shall be indicated by the Buyer attempting to purchase a product, the Buyer accepting a shipment of product, or the Buyer signing this agreement.

Internet and Electronic Commerce Usage:

The use of Wynit's web site is done at the sole risk of the customer. At the request of the authorized employee of the customer, and at Wynit's discretion, an account will be furnished to the customer. Only one account will be provided per customer.

It is the customer's responsibility to ensure the password is not given to any unauthorized users. Wynit, Inc. will not be held liable for any unauthorized usage of the customer's account. If at any time you want to change your current password please call the E-Commerce Coordinator at 1-800-719-9648.

Wynit, Inc. may deactivate a customer's account at any time.

Product Returns:

The return of purchased products, whether they are defective or for stock balancing purposes, shall follow Wynit's return policy as stated in the Product Catalog relative to the invoice date for the product.